Exhibit 10.2

PROMISSORY NOTE

$4,000,000.00	May 12, 2017

FOR VALUE RECEIVED, the undersigned, Hemispherx Biopharma, Inc. (“Borrower”), promises to pay to the order of SW PARTNERS LLC, a Florida limited liability company (“Lender”), at the office of the Lender at 2700 North Military Trail, Suite 225, Boca Raton, FL 33431, or at such other place as the holder hereof may from time to time designate in writing, the maximum principal sum of FOUR MILLION AND NO/100 DOLLARS ($4,000,000.00), together with interest thereon on the principal amount from time to time outstanding at an annual rate prior to maturity or default as hereinafter set forth. Interest shall be computed on the actual number of days elapsed and an assumed year of 360 days. Borrower and all endorsers, sureties and any other persons liable or to become liable with respect to the loan evidenced by this Promissory Note (the “Loan”) are each included in the term “Obligors” as used in this Promissory Note. Said principal and interest shall be payable in lawful money of the United States, on the dates and in the amounts specified below, to wit:

1. Interest Rate. Commencing with the execution date under this Promissory Note (“Note”) through the Initial Term (hereinafter defined) and prior to an “Event of Default” (hereinafter defined), interest under this Note shall accrue at an annual fixed rate equal to Twelve Percent (12%) (“Initial Interest Rate”). Interest will be charged on the outstanding principal balance of the Loan. On December 1, 2018 (the “Rate Change Date”), the annual interest rate will change to a rate equal to 800 basis points above the Prime Rate established by Citibank and be subject to quarterly resets during the remainder of the term of the loan. In no event will the interest rate be less than Twelve (12%) percent for the life of the loan. If that index is no longer available for reference, the Lender will choose another comparable index. Notwithstanding the foregoing, if an Event of Default occurs, then this Note shall bear interest at the Default Rate (hereinafter defined).

1.1 At the time of the closing of the Loan, Lender will set aside the sum of $200,000.00 into an interest escrow reserve account. The Lender shall advance such interest payments from an interest escrow reserve on the first day of every calendar month commencing on July 1, 2017 and shall continue until such time as the interest reserve account is depleted, at which time the Borrower shall make all monthly payments thereafter.

2. Term. The term of the loan shall be two (2) years. The indebtedness evidenced by this Note shall be due and payable in full on May 31, 2019 (the “Maturity Date”). The first eighteen (18) months of the term shall be the “Initial Term”.

3. Incremental Advances and Payment Terms. Lender’s initial advance under this Note will be $300,000.00 and on the 1st day of June 2017 and on the 1st day of every month thereafter, the Lender will make incremental advances of up to $300,000.00 for a total not to exceed $1,800,000.00 provided that (i) the Borrower has provided written request for such advance at least ten (10) days prior to the date of the incremental advance; and (ii) paid a drawer fee of $350.00; and (iii) has made all monthly payments timely; and (iv) has not incurred any late charges; and (v) has not defaulted in any of the terms and conditions of this Note or the Mortgage beyond any applicable notice, cure and/or grace period . Borrower shall pay monthly payments, without setoff or deduction, based on the Initial Interest Rate accruing during the term of this Note. Borrower shall make interest-only monthly payments to the Lender commencing on 1st day July, 2017 (subject to Section1.1 herein) and continuing on the same day of each and every month thereafter until the Rate Change Date. Thereafter, the Borrower shall pay monthly payments, without setoff or deduction, based on then determined interest rate as set forth in Section 1 above, commencing on December 1st, 2018 and continuing on the same day of each and every month thereafter until the Maturity Date. On the Maturity Date, all outstanding principal, accrued interest and any other charges due hereunder shall be due and payable in full.

3.1 Future Advances. The Lender, may in its sole and absolute discretion, make additional advances (“Additional Advances”) to the Borrower in an amount not to exceed $2,000,000.00. The incremental advances as set forth in Section 3 above and the Additional Advances as set forth herein shall not exceed $4,000,000.00. In the event that the Lender approves any Additional Advances in excess of $2 million, then Borrower shall pay a 2% origination fee on any such Additional Advance.

4. Prepayment Terms. This Note may be prepaid in full at any time upon fifteen (15) days prior written notice. If the Note is prepaid prior to six (6) months from the date hereof, the Borrower will pay a prepayment premium of six (6) months interest based on the greater of a minimum Loan of One Million ($1,000,000.00) Dollars less the actual interest previously paid to the Lender and the Borrower will also pay the current principal balance of the Loan, less the actual interest previously paid to the Lender. If the Note is prepaid after the first six (6) months from the date hereof, there will be no prepayment fee, however the Borrower will agree to pay the fifteen (15) days’ of interest owed, due to the fifteen (15) day notice requirement.

5. Late Charges. Borrower shall pay Lender a late charge of five percent (5%) of any installment not received by the Lender within five (5) days (except there will be no grace period for any installment of principal and/or interest due on the Maturity Date) after the installment is due unless the Default Rate has already been applied. Further, Lender’s failure to collect a late payment at any time shall not constitute a waiver of Lender’s rights to thereafter, at any time and from time to time (including, without limitation, upon acceleration of this Note or upon payment in full of all sums evidenced by this Note) collect such previously uncollected late payments or to collect subsequent accruing late payments.

6. Loan Documents and Obligations. This Note is secured by and is subject to all of the terms and conditions of, inter alia, a Mortgage and Security Agreement (“Mortgage”) from Borrower to Lender encumbering the property described therein (“Property”) which are being executed of even date herewith. All of the foregoing obligations, including but not limited to the obligation to pay the indebtedness due under this Note, shall be referred to as the “Obligations” and this Note, the Mortgage, and any other documents executed by Borrower in connection with the Loan, are collectively referred to as the “Loan Documents”. The terms and conditions of the Loan Documents are incorporated herein by reference and made a part hereof to the same extent and with the same force and effect as if fully set forth herein. Terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement. Lender is not obligated to enforce payment of the sums due hereunder from the collateral securing this Note.

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7. Default. The occurrence of any one or more of the following events, circumstances, or conditions shall constitute a default hereunder (each, an “Event of Default”): (a) failure of Borrower or any Obligor to pay to Lender, within five (5) days of the date when the same shall become due and payable (except there will be no grace period for Borrower failing to pay all principal and all accrued but unpaid interest on the Maturity Date), any portion of the Obligations including, but not limited to, any installment of principal or of interest due under this Note or any other instrument evidencing or securing the Obligations or any fees owing to Lender; (b) a default by Borrower or Obligor in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Note (other than as described in clause (a) above) and such default shall continue for ten (10) or more days following the occurrence of such default provided if such default is not reasonably curable within such ten (10) day period, Borrower shall have such additional time as reasonably necessary to complete same provided Borrower has commenced such cure and diligently prosecutes same to completion; (c) the occurrence of a default under any of the other Loan Documents, or a default under any other agreement between Lender and Borrower or between Lender and Obligor which default is not cured after any applicable notice and/or grace period; or (d) a default by Borrower or Obligor under any other loan or loans outstanding between Borrower and/or Obligor and Lender.

8. Remedies. At any time after the occurrence of an Event of Default, the indebtedness evidenced by this Note and/or any note(s) or other obligation(s) which may be taken in renewal, extension, substitution or modification of all or any part of the indebtedness evidenced hereby or thereby and all other obligations of Borrower to Lender howsoever created and existing under the Loan Documents shall, at the option of Lender, immediately become due and payable without demand upon or notice to Borrower, and Lender shall be entitled to exercise the other remedies set forth in the Loan Documents or as provided by law. Lender may also exercise any and all rights and remedies for such Event of Default at law, equity or under the other Loan Documents. The remedies of Lender as provided herein and in the Loan Documents shall be cumulative and concurrent and may be pursued singly, successively, or together at the sole discretion of Lender and may be exercised as often as occasion therefor shall arise.

9. Setoff. Upon the occurrence of an Event of Default, Lender is authorized, without notice to Borrower (the giving of notice being expressly waived by Borrower) to setoff and apply any indebtedness owing by Lender to Borrower against the indebtedness evidenced by this Note, although then contingent or unmatured. In addition to all liens upon and rights of setoff against the money, securities, or other property of Borrower given to Lender that may exist under applicable law, upon the occurrence of an Event of Default under the Loan Documents, Lender shall have and Borrower hereby grants to Lender a lien upon and a right of setoff against all money, securities, and other property of Borrower, now or hereafter in possession of or on deposit with Lender, whether held in a general or special account or deposit, for safe-keeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Borrower. No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Lender.

Lender shall endeavor to notify Borrower after any such setoff and application, provided, however, the failure to give such notice shall not affect the validity of such setoff and application; and Lender shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of Lender subsequent thereto. The rights of Lender under this section are in addition to any other rights and remedies which Lender may have.

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10. Default Rate. From and after an Event of Default, and regardless of whether the Lender also elects to accelerate the maturity of this Note, the entire principal remaining unpaid hereunder shall bear an augmented annual interest rate equal to the lesser of (i) twenty-four percent (24%) per annum, or (ii) the highest applicable lawful rate (“Default Rate”). Nothing contained in this Note or any other instrument between the parties hereto shall be deemed to establish or require the payment of a rate of interest in excess of the rate (whether limited or unlimited) that may legally be charged on loans or extensions of credit made by any Lender and/or Lender or creditor under the laws (whether codified or not) of the State of New Jersey or of the United States whichever is applicable and higher as such rate (or the absence thereof) now exists or may hereafter be increased (or the ceiling, if any on the legal rate of interest eliminated) by legislation or otherwise. In the event that the rate of interest so contracted to be paid should exceed the maximum interest rate permitted by applicable law, whether as a result of its fluctuation, acceleration of the maturity hereof or otherwise, the rate of interest to be paid hereunder shall be automatically reduced to such limit and so much of any interest reserved, charged or taken as would cause the same to exceed the Default Rate shall be deemed not to be a credit against interest but rather a prepayment on account of and be automatically credited against outstanding principal evidenced hereby regardless of how the same may appear on Lender’s or Borrower’s books or records or any memoranda of whatever nature evidencing the same; provided, however, no such application shall operate to cure or as a waiver of any Event of Default occasioning acceleration.

Upon the occurrence of an Event of Default, at Lender’s option, interest shall accrue under this Note on the outstanding principal balance at the Default Rate per annum. Lender may, in determining the Default Rate in effect from time to time, take advantage of any law, rule or regulation in effect from time to time available to Lender which exempts Lender from any limit upon the rate of interest it may charge or grants to Lender the right to charge a higher rate of interest than that permitted by any applicable New Jersey Statutes.

11. Replacement and Corrective Documents. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower shall issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor, together, if lost, with an affidavit that such Note or other Loan Document has not been transferred. Borrower hereby consents and agrees that in the event that any of the Loan Documents misstate or inaccurately reflect the true and correct terms and provisions of the Loan and said misstatement or inaccuracy is due to the unilateral mistake on the part of Lender or mutual mistake on the part of any of Lender and Borrower or clerical error, then in such event Borrower shall, within thirty (30) days after written request of Lender and in order to correct such misstatement or inaccuracy, execute such new documents as Lender may deem necessary to remedy said inaccuracy or mistake.

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12. Miscellaneous.

(a) Borrower shall pay all amounts owing under this Note in full when due without set-off, counterclaim deduction or withholding for any reason whatsoever. If any payment falls due on a day other than a day on which Lender is open for business (a “Business Day”), then such payment shall instead be made on the next succeeding Business Day, and interest shall accrue accordingly. Any payment received by Lender after 1:00 p.m. shall not be credited against the indebtedness under this Note until at least the next succeeding Business Day.

(b) Lender may transfer this Note and deliver to the transferee(s) all or any of the property then held by Lender as security for the indebtedness evidenced by this Note and the transferee(s) shall thereupon become vested with all the powers and rights herein given to Lender with respect thereto; and Lender shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter, but Lender shall retain all rights, powers and obligations hereby given with respect to any property not so transferred. The Lender shall provide Borrower with a courtesy notice of such transfer by Lender provided that failure to provide such notice shall in no way affect or impair the transfer by Lender.

(c) Borrower and/or any Obligor hereby waive the right to bring any counterclaims, cross-claims or other actions, other than those which are considered compulsory by applicable law and do further waive presentment for payment, demand, notice of acceleration, notice of dishonor, protest, extension of time without notice and/or any and all requirements necessary to hold each of them jointly and severally liable as makers, sureties, and endorsers and agree that (i) any collateral, lien and/or right of setoff securing any indebtedness evidenced by this Note may, from time to time, in whole or in part, be exchanged or released, and any person liable on or with respect to this Note may be released all without notice to or further reservations of rights against Borrower, any endorser or surety and all without in any way affecting or releasing the liability of the Borrower, any endorser or surety, and (ii) none of the terms or provisions hereof may be waived, altered, modified or amended except as the Lender and Borrower may agree in writing. Borrower and each Obligor agree that they are jointly and severally liable for the payment of all indebtedness evidenced by this Note.

(d) Borrower hereby agrees jointly and severally with any Obligor, to pay all costs and expenses, including reasonable attorneys’ fees, paralegals’ fees and legal assistants’, incurred by Lender in the collection of the indebtedness evidenced by this Note or in enforcing any of the rights, powers, remedies, and privileges of Lender hereunder. As used in this Note, the term “attorneys’ fees” shall mean reasonable charges and expenses for legal services rendered to or on behalf of Lender in connection with the collection of the indebtedness evidenced by this Note at any time whether prior to the commencement of judicial proceedings and/or thereafter at the trial and/or appellate level and/or in pre and post judgment or bankruptcy proceedings.

(e) Both principal and interest evidenced by this Note shall be payable in lawful currency of the United States of America to the Lender at its address set forth above or at such other place designated by Lender in writing, in immediately available (same day) funds without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Note, the proceeds hereof, or on Borrower or the holder hereof by any government, or any instrumentality, authority or political subdivision thereof. Borrower agrees, upon the request of Lender, to pay all such taxes (other than taxes on or measured by the income of the holder hereof), duties, and other charges in addition to the principal and interest evidenced by this Note.

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(f) The Obligors jointly and severally agree to pay all filing fees and similar charges and all costs incurred by Lender in collecting or securing or attempting to collect or secure the Loan, including attorney’s fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. The Obligors jointly and severally agree to pay any taxes (except for federal or New Jersey franchise or income taxes based on Lender’s net income) which may now or hereafter apply to this Note or the Loan or any security therefor, and the Obligors jointly and severally agree to indemnify and hold Lender harmless from and against any liability, costs, attorney’s fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred. The Obligors jointly and severally agree to pay on demand, and to indemnify and hold Lender harmless from and against, any and all present or future taxes, levies, imposts, deductions, charges and withholdings imposed in connection with the Loan by the laws or governmental authorities of any jurisdiction or the United States of America, and all payments to Lender under this Note shall be made free and clear thereof and without deduction therefor.

(g) Any default by Borrower hereunder shall constitute a default under any other loan or loans outstanding between Borrower and Lender and shall entitle Lender to exercise all the rights and remedies which may be stated in the loan documentation governing such loans, including specifically, but without limitation, the right of acceleration and foreclosure of all property which is collateralized to the Lender.

(h) Borrower agrees that this Note shall be deemed to have been made under and shall be governed by the laws of the State of New Jersey in all respects (except as to interest rates which are or may be preempted by the laws of the United States), including matters of construction, validity, and performance. If any provision of this Note shall be deemed unenforceable under applicable law, such provision shall be ineffective, but only to the extent of such unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Note. All of the terms and provisions of this Note shall be applicable to and be binding upon each and every maker, endorser, surety, or all other persons who are or may become liable for the payment hereof and their heirs, personal representatives, successors or assigns. Borrower consents that jurisdiction and venue of any dispute arising from this Note shall be in United States District Court for the State of New Jersey or the Superior Court of New Jersey, Hudson County, New Jersey. Time is of the essence in the payment and performance of all obligations under this Note.

(i) Except as otherwise required by law or by the provisions of this Note or any other Loan Document, payments received by Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on the Loan, and next in reduction of the outstanding principal balance of the Loan, except that from and after any default under this Note, Lender may apply such payments in any order of priority determined by Lender in its exclusive judgment. Borrower shall receive immediate credit on payments only if made in the form of either a federal wire transfer of cleared funds or a check drawn on an account maintained with Lender containing sufficient available funds. Otherwise, Borrower shall receive credit on payments after clearance, which shall be no sooner than the first Business Day after receipt of payment by Lender. For purposes of determining interest accruing under this Note, principal shall be deemed outstanding on the date payment is credited by Lender.

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(j) Lender may grant participations in all or any portion of, and may assign all or any part of Lender’s rights under, this Note and the Loan Documents. Lender may disclose to any such participant or assignee any and all information held by or known to Lender at any time with respect to any Obligor.

(k) No act of omission or commission of the Lender, including specifically any failure to exercise any right, remedy or recourse shall be effective unless it is set forth in a written document executed by the Lender and then only to the extent specifically recited therein. The acceptance by Lender of any payment under this Note which is less than the amount then due or the acceptance of any amount after the due date thereof, shall not be deemed a waiver of any right or remedy available to Lender nor nullify the prior exercise of any such right or remedy by Lender. None of the terms or provisions of this Note may be waived, altered modified or amended except by a written document executed by Lender and the Borrower, and then only to the extent specifically recited therein. No course of dealing or conduct shall be effective to waive, alter, modify or amend any of the terms or provisions hereof. The failure or delay to exercise any right or remedy available to Lender shall not constitute a waiver of the right of the Lender to exercise the same or any other right or remedy available to Lender at that time or at any subsequent time.

(l) Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls the Borrower or any subsidiary of the Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Lender Secrecy Act laws and regulations, as amended.

(m) Borrower represents and warrants to Lender that it is a business or commercial organization and that the Loan was made and transacted solely for the purpose of carrying on or acquiring a business or commercial enterprise.

(n) All notices, demands, requests and other communications made hereunder shall be in writing and shall be properly given and deemed delivered on the date of delivery if sent by personal delivery or nationally recognized overnight courier and on the third business day following mailing if sent by certified or registered mail, postage prepaid, return receipt requested, to the address of such party on the first page of the Mortgage. Either party may change the address to which any such notice, report, demand or other instrument is to be delivered or mailed by furnishing written notice in accordance herewith of such change to the other party, but no such notice of change shall be effective unless and until received by such other party.

LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER EXTENDING CREDIT TO BORROWER. FURTHER, BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, NOR LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

[SIGNATURE PAGE FOLLOWS]

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BORROWER:

Hemispherx Biopharma, Inc.

By:	/s/Thomas Equels
Thomas Equels, Chief Executive Officer

STATE OF NEW JERSEY	)
)ss.:
COUNTY OF	)

BE IT REMEMBERED that on this 12th day of May, 2017 before me, the subscriber, personally appeared Thomas Equels, who, being by me duly sworn on his oath, deposed and made proof to my satisfaction that he is the Chief Executive Officer of Hemispherx Biopharma, Inc., named in the attached Promissory Note, and he acknowledged that he signed and delivered the Promissory Note as the duly authorized by the board of directors pursuant to its bylaws.

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